SECOND AMENDMENT TO THE
SAN DIEGO GAS & ELECTRIC COMPANY
NUCLEAR FACILITIES QUALIFIED CPUC
DECOMMISSIONING MASTER TRUST
AGREEMENT FOR SAN ONOFRE
NUCLEAR GENERATING STATIONS
_______________


     This Amendment is entered into as of the ____ day of _______________, 1994, by and between San Diego Gas & Electric Company, a corporation duly organized and existing under the laws of the State of California, and having its principal office at 101 Ash Street, San Diego, California 92101-3017 (the "Company"), and State Street Bank and Trust Company, as Trustee, having its principal office at 1 Enterprise Drive, Quincy, Massachusetts 01171 (the "Trustee").

     WHEREAS, the Company and the Trustee have entered into that certain Nuclear Facilities Qualified CPUC Decommissioning Master Trust Agreement for San Onofre Nuclear Generating Stations dated June 29, 1992 (the "Qualified Trust Agreement"), pursuant to which, among other things, the Company established the Funds for the exclusive purpose of providing for the decommissioning of the Plants and to constitute qualified nuclear decommissioning reserve funds;

     WHEREAS, in section 2.12 of the Qualified Trust Agreement, the parties specifically reserve the right to amend the Qualified Trust Agreement;

     WHEREAS, the parties wish to reaffirm their intention that the term "Master Trust," as used throughout the Qualified Trust
Agreement, shall refer simply to the aggregation of the Funds; and

     WHEREAS, the parties desire to ensure that any pooling of assets of the Funds, in accordance with Section 2.06(1) of the Qualified Trust Agreement, does not create an association taxable as a corporation within the meaning of Treasury Regulations (26 C.F.R.) Section 301.7701-2(a);

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Paragraph 20 of Section 1.01 is amended to read as follows:
          "(20) 'Master Trust' shall be used merely to refer to the Funds in the aggregate and is not intended nor should it be construed to constitute a separate entity."

     2. Paragraph (a) of Section 1.04 shall be deleted and Paragraph (b) shall be redesignated as Paragraph (a).
     3. Paragraph (c) of Section 1.04 shall be designated as Paragraph (b) and amended to read as follows:
          "(b) appoints State Street Bank and Trust Company as
Trustee of each of the Funds."

     4. Section 2.06(1) of the Qualified Trust Agreement is hereby amended to read as follows:
          "The Trustee shall not be precluded from pooling Decommissioning Contributions (or other contributions as described in Section 2.02) with respect to each of the Fund Accounts for investment purposes, and may treat each Fund Account's Decommissioning Contributions (or other contributions as described in Section 2.02) as having received or accrued a ratable portion of the Master Trust income in any year. Any pooling arrangement undertaken as permitted in this Section 2.06(1) can be terminated at any time by any Fund. No Fund in a pooling arrangement may substitute for itself in such arrangement any person that is not a member of that pooling arrangement.

     5.   Except as expressly amended hereby, the Qualified Trust
Agreement is hereby restated, confirmed and ratified in all respects and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have executed this Amendment as of the date first above written.

                         SAN DIEGO GAS & ELECTRIC COMPANY

                    By:____________________________________
                    ATTEST:
                    _______________________________________

                    STATE STREET BANK & TRUST COMPANY

                    By:___________________________________
                    ATTEST:
                    ______________________________________
30012820.01